THE LEBRECHT GROUP

A PROFESSIONAL LAW CORPORATION

Brian A. Lebrecht, Esq.	Craig V. Butler, Esq. *
Elliott N. Taylor, Esq.**
Admitted only in California*
Admitted only in Utah**

November 10, 2010

Freeze Tag, Inc.
228 W. Main Street, 2nd Floor
Tustin, California 92780

Re:	Freeze Tag, Inc. Registration Statement on Form S-1 for an offering by certain of the Company’s shareholders of up to 13,338,320 shares of common stock

Ladies and Gentlemen:

We have acted as counsel to Freeze Tag, Inc., a Delaware corporation (the “Company”), in connection with the proposed offering by certain of the Company’s shareholders of up to 13,338,320 shares of the Company’s common stock (the “Securities”) pursuant to the Company's Registration Statement on Form S-1, Amendment No. 3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the offer, issuance and sale of the Securities.  Based on such review, we are of the opinion that the Securities have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

IRVINE OFFICE:		SALT LAKE CITY OFFICE:

9900 RESEARCH DRIVE		406 W. SOUTH JORDAN PARKWAY
IRVINE		SUITE 160
CALIFORNIA • 92618		SOUTH JORDAN
UTAH • 84095
(949) 635-1240 • FAX (949) 635-1244	www.thelebrechtgroup.com	(801) 983-4948 • FAX (801) 983-4958

Freeze Tag, Inc.
November 10, 2010

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Sincerely,

/s/ The Lebrecht Group, APLC

The Lebrecht Group, APLC